                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549


                                      Form 8-A


                  For Registration of Certain Classes of Securities
                      Pursuant to Section 12(b) or (g) of the
                           Securities Exchange Act of 1934


                             Giga Information Group, Inc.
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in its charter)



Delaware                                          06-1422860
----------------------------                      ------------------------------
(State of incorporation                           (IRS Employer
or organization)                                  Identification No.)


One Kendall Square, Building 1400W, Cambridge, Massachusetts       02139
-------------------------------------------------------------------------------
(Address of principal executive offices)                         (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box.

                                   [  ]


If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1993 pursuant to General Instruction A.(c)(2), please check the following box.

                                   [  ]


          SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:


                                        None


          SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                            Common Stock, par value $.001
                            -----------------------------
                                   (Title of class)

Item 1:  Description of Registrant's Securities to be Registered.
         --------------------------------------------------------

     The description under the heading "Description of Capital Stock" relating to the Registrant's Common Stock, $.001 par value per share, in the Prospectus included in the Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on (the "Registration Statement on Form S-1") (File No. 333-11711) is incorporated herein by reference.

Item 2:  Exhibits.
         --------

     The following exhibits are filed herewith (or incorporated by reference as indicated below):

     1. Amended and Restated Certificate of Incorporation of the Registrant, as amended to date, incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1.

     2. Form of Restated Certificate of Incorporation (to be filed with the Secretary of State of Delaware upon consummation of this offering) incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1.

     3. Bylaws of the Registrant, incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-1.


                                      SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                       GIGA INFORMATION GROUP, INC.

                                       By:   /s/Richard B. Goldman
                                            -----------------------------------
                                            Richard B. Goldman
                                            Senior Vice President and
                                            Chief Financial Officer

Date:  October 11, 1996